UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)       May 1, 2015

MOVADO GROUP, INC.
(Exact name of registrant as specified in its charter)
NEW YORK
(State or other jurisdiction of incorporation)
1-16497	13-2595932
(Commission File Number)	(I.R.S. Employer Identification No.)
650 FROM ROAD , SUITE 375 PARAMUS, NEW JERSEY	07652-3556
(Address of principal executive offices)	(Zip Code)

(201) 267-8000
(Registrant’s telephone number, including area code)

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 ITEM 1.01.            ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
On May 1, 2015, Movado Group, Inc. (the “Company”) and ABG Juicy Couture, LLC (“Licensor”) entered into Amendment Number 5, effective as of January 1, 2014, to that certain License Agreement between them dated as of November 15, 2005 (as previously amended, the “Amended License Agreement”).
Material modifications to the Amended License Agreement, as effected by Amendment Number 5, include the following:
—	The term of the Amended License Agreement has been extended for one additional Contract Year (Contract Year 13) ending December 31, 2017.
—	Sales minima have been revised for Contract Years 10 through 13.
—	The guaranteed minimum royalties payable for Contract Years 11 through 13 have been revised.
—	New provisions relating to Licensee’s partial reimbursement for expenses incurred in Contract Years 10 through 13 in connection with national advertising, marketing and cooperative advertising have been established.
—	The provision relating to the image fund payment payable to Licensor has been revised.
 The other material provisions of the Amended License Agreement remain substantially unchanged.
 The Company intends to file Amendment Number 5 to the Amended License Agreement as an exhibit to its next periodic report and will seek confidential treatment of certain terms in Amendment Number 5 at such time.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: May 7, 2015
MOVADO GROUP, INC.

By:	/s/ Timothy F. Michno
	Name:	Timothy F. Michno
	Title:	General Counsel